SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report:  June 10, 1999

                              FALCON PRODUCTS, INC.
                  ---------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)


            Delaware                     1-11577                 43-0730877
      ---------------------           ------------            ---------------
  (State or Other Jurisdiction        (Commission              (IRS Employer
        of Incorporation)             File Number)           Identification No.)


9387 Dielman Industrial Drive, St. Louis, Missouri                63132
---------------------------------------------------            ------------
(Address of Principal Executive Offices)                        (Zip Code)

                                 (314) 991-9200
                          -----------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable.
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

         On Monday,  June 7, 1999,  the  Company was advised of the death of Sam
Ferrell, the Chief Financial Officer of Shelby Williams Industries, Inc. ("Shelby Williams"). Because of circumstances suggesting that Mr. Ferrell's death could have been self-inflicted, the Company undertook a supplemental due diligence review of Shelby William's financial books and records, which review was comprised primarily of interviews with employees of Shelby Williams responsible for accounting matters and a review of certain internal accounting controls and procedures. Based on its review, the Company did not become aware of any irregularities in the financial books and records of Shelby Williams.

         Pursuant to an Agreement and Plan of Merger dated May 5, 1999, the Company agreed to acquire all of the shares of Shelby Williams, for cash at a purchase price of $16.50 per share, pursuant to a cash tender offer by the Company's recently-formed wholly owned subsidiary, followed by a merger of the acquisition subsidiary into Shelby Williams to acquire any shares not tendered at the expiration of the tender offer. The tender offer was commenced on May 12, 1999 and is currently scheduled to expire at 12:00 midnight, New York City time on June 14, 1999, subject to the terms of the tender offer.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 10, 1999


                                      FALCON PRODUCTS, INC.


                                      By:   /s/ Michael J. Dreller
                                          --------------------------------------
                                          Michael J. Dreller,
                                          Vice President - Finance
                                          and Chief Financial Officer